Exhibit 99.1

UNION PACIFIC ANNOUNCES NEW SHARE REPURCHASE AUTHORIZATION AND

DECLARES FIRST QUARTER DIVIDEND

FOR IMMEDIATE RELEASE

Omaha, Neb., February 3, 2011 – Union Pacific Corporation (NYSE: UNP) announced that its Board of Directors today authorized the repurchase of up to 40 million additional common shares by March 31, 2014. This new program is effective April 1, 2011, replacing the current authorization that will expire March 31, 2011. In addition, the Board voted to maintain the quarterly dividend of 38 cents per share on the Company’s common stock, payable April 1, 2011, to stockholders of record as of February 28, 2011.

“This new share repurchase authorization demonstrates Union Pacific’s continued commitment to driving higher shareholder returns,” said Jim Young, Union Pacific chairman and chief executive officer. “In 2010, our record performance enabled us to increase the dividend 41 percent and return nearly $1.25 billion to shareholders through our repurchase program. We believe 2011 will be another record-setting year for our Company as we safely and efficiently handle growing business volumes for our customers. We expect to generate strong cash from operations sufficient to support our strategic growth capital investments, maintain a strong balance sheet and reward shareholders with growing financial returns.”

Since announcing its initial program in January 2007, the Company has repurchased approximately 12 percent of its outstanding shares at a total cost of more than $4.3 billion, or an average purchase price of $66.48 per share. The new authorization allows for the repurchase of another 8 percent of the outstanding shares. The timing and volume of share repurchases will be executed at the discretion of management on an opportunistic basis. Any share repurchase under this program may be made in the open market, or otherwise.

Union Pacific has paid dividends on its common stock for 112 consecutive years.

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About Union Pacific

Union Pacific Corporation owns one of America’s leading transportation companies. Its principal operating company, Union Pacific Railroad, links 23 states in the western two-thirds of the country. Union Pacific serves many of the fastest-growing U.S. population centers and provides Americans with a fuel-efficient, environmentally responsible and safe mode of freight transportation. Union Pacific’s diversified business mix includes Agricultural Products, Automotive, Chemicals, Energy, Industrial Products and Intermodal. The railroad emphasizes excellent customer service and offers competitive routes from all major West Coast and Gulf Coast ports to eastern gateways. Union Pacific connects with Canada’s rail systems and is the only railroad serving all six major gateways to Mexico, making it North America’s premier rail franchise.

Investor contact is Jennifer Hamann, (402) 544-4227.

Media contact is Tom Lange, (402) 544-3560.

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This press release contains statements about the Corporation’s future that are not statements of historical fact, including specifically the Corporation’s expectations with respect to its financial performance and business growth in 2011 and its ability to generate cash from operations and make authorized share repurchases. These statements are, or will be, forward-looking statements as defined by the Securities Act of 1933 and the Securities Exchange Act of 1934. Forward-looking statements also generally include, without limitation, information or statements regarding: projections, predictions, expectations, estimates or forecasts as to the Corporation’s and its subsidiaries’ business, financial, and operational results, and future economic performance; and management’s beliefs, expectations, goals, and objectives and other similar expressions concerning matters that are not historical facts.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times that, or by which, such performance or results will be achieved. Forward-looking information, including expectations regarding operational and financial improvements and the Corporation’s future performance or results are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in the statement. Important factors, including risk factors, could affect the Corporation’s and its subsidiaries’ future results and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements. Information regarding risk factors and other cautionary information are available in the Corporation’s Annual Report on Form 10-K for 2009, which was filed with the SEC on February 5, 2010. The Corporation updates information regarding risk factors if circumstances require such updates in its periodic reports on Form 10-Q and its subsequent Annual Reports on Form 10-K (or such other reports that may be filed with the SEC).

Forward-looking statements speak only as of, and are based only upon information available on, the date the statements were made. The Corporation assumes no obligation to update forward-looking information to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information. If the Corporation does update one or more forward-looking statements, no inference should be drawn that the Corporation will make additional updates with respect thereto or with respect to other forward-looking statements. References to our website are provided for convenience and, therefore, information on or available through the website is not, and should not be deemed to be, incorporated by reference herein.

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